IQST - IQSTEL Reports 88 Percent Growth To $30.3 Million YTD

NEWS PROVIDED BY

iQSTEL, Inc.

Aug 17, 2021, 09:40 ET

NEW YORK, Aug. 17, 2021 /PRNewswire/ -- iQSTEL, Inc. (OTCQB: IQST) today announced publishing its Q2 financial statement for FY-2021 on Form 10Q.  CEO Leandro Iglesias has summarized highlights of the report in a letter to shareholders below. Later this week, on Thursday, August 19, 2021 the company will publish a comprehensive Earnings Review and Outlook.

Letter To Shareholders Q2 Summary

Dear Shareholders:

The purpose of this letter is to highlight key aspects of financial performance in Q2.

In general:

1)  The Company continues to operate completely free of any dilutive debt. There are no outstanding convertible notes nor warrants (See Note 6 to the Consolidated Financial Statements).

2)  Our business is growing and gaining market share on track to achieve our revenue forecast of $60.5 Million for FY-2021 compared to $44.9 Million in FY-2020. The Company achieved $30.3 Million in revenue year to date (YTD) compared to $16.1ion the first half of FY2020 representing an increase of 88%.

3)  Our new business divisions are successfully launching products that will create new revenue streams with high EBITDA, for example:

a.  itsBchain (Blockchain): Mobile Number Portability Application (MNPA).

b.  IoT Labs (Internet of Things): Initial deployment of 2,500 IoTsmartTank devices and platform project for a Fortune 500 Chemical Company.

c.  Global Money One (Mastercard Fintech Ecosystem): We have in place a Launch Promo for the iQSTEL Shareholders.

4)  Our Electric Vehicle Division (EVoss) continues to work toward the delivery of the Batteries and IoT connectivity devices and displays for the Revolt Electric Motorcycles project in addition to working on the launc of our EVoss Electric Motorcycles ecosystem for Latin America this FY-2021.

5)  We continue to make progress toward our Nasdaq Up-listing objective with our recent QB certification on OTCMarkets, and the addition of three new independent members to our Board of Directors.

Reviewing some figures in detail:

1)  Consolidated revenue in Q2 reached $16.1 Million compared to $14.1 Million in Q1, 14% increase in a three-months period.

2)   The Total Operating Expenses decreased 19% in the second quarter of the year compared to the first quarter, from $1.5 million to $1.2 million.

3)  An overall increase of 33% in our current assets Year over Year to include a 145% increase in cash Year over Year.

4)  For the first time the Company has a positive working capital of $1,375,542 compared with the working capital deficit of $4,330,355 reported December 31, 2020. This increase in working capital is primarily the result of an increase of $1,096,154 in cash and a liability reduction of $3,433,224 (loans, convertible notes and derivatives).

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5)  As of June 30, 2021, the Company has a positive Stockholders' Equity of $3,456,605 compared to a deficit of $2,395,036 reported December 31, 2020.

In conclusion:

Our revenues are growing, and our balance sheet is getting stronger. We continue to make progress toward our Nasdaq uplisitng objective.

This Thursday we will publish a more comprehensive report taking a deeper dive into our recent financial report in addition to taking a look forward to our future performance expectations.

Thanks for your support.

Leandro Iglesias, CEO

iQSTEL Inc (OTCQB: IQST) (www.iQSTEL.com) is a US-based publicly-listed company with an Independent Board of Directors offering leading-edge Telecommunication, Technology and Fintech Services for Global Markets, with presence in 15 countries.  The company provides services to the Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. iQSTEL has 5 Business Divisions: Telecom, Electric Vehicle (EV), Fintech, Technology and Blockchain, with worldwide B2B and B2C customer relations operating through its subsidiaries: Etelix, SwissLink, QGlobal SMS, SMSDirectos, Global Money One, IoT Labs and itsBchain. The Company has an extensive portfolio of products and services for its clients: SMS, VoIP, international fiber-optic connectivity for 5G, Cloud-PBX, OmniChannel Marketing, EV Batteries, EV Chargers, EV Battery Management System, EV IoT Connectivity, Mobile App For EV Connectivity, EV Dashboard Display, Visa/Mastercard Debit Card, Cryptocurrency Exchange Services, Money Remittance, Mobile Top Up, IoT Smart Gas Platform, IoT Smart Tank Platform, Mobile Number Portability Application MNPA (Blockchain Platform) and Settlement & Payments Marketplace SPM (Blockchain Platform).

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

SOURCE iQSTEL, Inc.

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